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                                                                   EXHIBIT 16.1
                       [ARTHUR ANDERSEN LLP LETTERHEAD]


September 13, 1996

Mr. Curtis Crane
Chief Financial Officer
3CI Complete Compliance Corporation
910 Pierremont, Suite 312
Shreveport, Louisiana 71106


Dear Mr. Crane:

This is to confirm that the client-auditor relationship between 3CI Complete Compliance Corporation (Commission File Number 1-11097) and Arthur Andersen LLP has ceased.


Very truly yours,

/s/ Arthur Andersen LLP


cc:  Office of the Chief Accountant
     SECPS Letter File
     Securities and Exchange Commission
     Mail Stop 9-5
     450 Fifth Street, N.W.
     Washington D.C. 20549